Exhibit 99.1

Herbalife Ltd. Announces Second Quarter 2014 Results and Raises 2014 Earnings Guidance

  Second quarter worldwide volume growth of 5 percent compared to the prior year period.
  Adjusted1 EPS of $1.55 increased 10 percent compared to the prior year. Reported EPS of $1.31 primarily reflects the impact of the non-cash costs associated with the convert and other items.
  Raising FY’14 adjusted diluted EPS guidance to a range of $6.17 to $6.32.
  Repurchased $581 million or 9.8 million shares during the quarter.

LOS ANGELES--(BUSINESS WIRE)--July 28, 2014--Herbalife Ltd. (NYSE: HLF) today reported second quarter net sales of $1.3 billion, reflecting an increase of 7 percent compared to the same time period in 2013 on volume point growth of 5 percent. Adjusted1 net income for the quarter of $141.4 million, or $1.55 per diluted share, compares to 2013 second quarter adjusted net income of $150.7 million, or $1.41 per diluted share. On a reported basis, second quarter 2014 net income of $119.5 million, or $1.31 per diluted share compares to $143.2 million, or $1.34 per diluted share for the same period in 2013.

“Herbalife has once again delivered strong results in sales and profitability while demonstrating our continued ability to enhance our earnings per share,” said Michael Johnson, Herbalife’s chairman and CEO. “Our performance is a testament to the enthusiasm our millions of consumers and members have for our products. Additionally, our independent members are successfully executing numerous growth strategies to further develop customer loyalty and encourage individuals across our network to lead healthier, nutritious lives. Our members are proud to be a part of a solution to global public health issues and we value the integral role they play in Herbalife’s mission.”

For the quarter ended June 30, 2014 the company generated cash flow from operations of $156.9 million; invested $39.6 million in capital expenditures; and repurchased $581.3 million in common shares outstanding under our share repurchase program.

Second Quarter 2014 Key Metrics2,3

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	2Q'14	Yr/Yr % Chg	2Q'14	Yr/Yr % Chg
North America	335.8	(1%)	75,772	5%
Asia Pacific	320.2	1%	74,916	6%
EMEA	218.8	22%	56,692	18%
Mexico	231.3	5%	64,656	3%
South & Central America	206.3	(7%)	62,172	14%
China	118.5	38%	18,703	33%
Worldwide Total	1,430.9	5%	340,644	9%

Updated 2014 Guidance

Forward guidance excludes the impact of expenses (primarily for legal and advisory services) relating to the company’s response to information put into the marketplace by a short seller, which the company believes to be inaccurate and misleading, expenses related to a FTC inquiry, and the impact of non-cash interest costs associated with the company’s Convertible Notes and the expenses incurred related to the effort to recover costs related to the reaudit that occurred last year. Forward guidance is based on the average daily exchange rates of the first two weeks of July. Included in the guidance is the use of the GAAP rate for Venezuela of 10.6 to 1 for the balance of the year and excludes the potential impact of future devaluation of the Venezuelan bolivar and future repatriation, if any, of existing cash balances in Venezuela.

Based on current business trends the company’s third quarter fiscal 2014 and full year fiscal 2014 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	September 30, 2014		December 31, 2014
	Low	High	Low	High
Volume Point Growth vs 2013	5.5%	7.5%	6.0%	8.0%
Net Sales Growth vs 2013	9.0%	11.0%	8.5%	10.5%
Diluted EPS as adjusted	$1.49	$1.53	$6.17	$6.32
Cap Ex ($ millions)	$45.0	$55.0	$175.0	$195.0
Effective Tax Rate	27.0%	29.0%	27.5%	29.5%

Share Repurchase Program Update

During the second quarter, the company repurchased 9.8 million shares at an average cost of $59.41. There is currently $232.9 million remaining on the existing $1.5 billion share repurchase authorization.

Second Quarter 2014 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, July 29, 2014 at 8 a.m. PT (11 a.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 66932104). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 66932104). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in more than 90 countries through and to a network of independent members. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

_____________________
1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.
2 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.
3 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• our relationship with, and our ability to influence the actions of, our Members;

• improper action by our employees or Members in violation of applicable law;

• adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• uncertainties relating to the interpretation, enforcement or amendment of legislation in India governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our Members;

• product liability claims;

• whether we will purchase any of our shares in the open markets or otherwise; and

• share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2014	6/30/2013	6/30/2014	6/30/2013

North America	$250,601	$247,564	$498,461	$469,037
Mexico	148,658	145,638	291,321	278,527
South and Central America	203,352	222,362	447,974	441,877
EMEA	227,254	186,286	438,506	355,871
Asia Pacific	306,307	299,240	586,687	610,986
China	170,028	118,149	305,900	186,588
Worldwide net sales	1,306,200	1,219,239	2,568,849	2,342,886
Cost of Sales	257,221	247,224	508,386	473,201
Gross Profit	1,048,979	972,015	2,060,463	1,869,685
Royalty Overrides	390,774	379,551	772,593	743,580
Selling, General and Administrative Expenses (1)	461,917	400,107	963,979	764,827
Operating Income	196,288	192,357	323,891	361,278
Interest Expense, net	21,406	5,559	36,367	10,932
Other Expense, net (1)	-	-	3,161	-
Income before income taxes	174,882	186,798	284,363	350,346
Income Taxes	55,350	43,636	90,203	88,311
Net Income	119,532	143,162	194,160	262,035

Basic Shares	86,113	102,993	90,732	103,551
Diluted Shares	91,172	107,083	95,934	107,589

Basic EPS	$1.39	$1.39	$2.14	$2.53
Diluted EPS	$1.31	$1.34	$2.02	$2.44

Dividends declared per share	$-	$0.30	$0.30	$0.60

(1) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2014, Selling, General and Administrative Expenses and Other Expense, net for the six months ended June 30, 2014 includes an $89.5 million pre-tax unfavorable impact related to the remeasurement of Venezuela Bolivar-denominated assets and liabilities at the SICAD I rate.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Jun 30,	Dec 31,
	2014	2013

ASSETS
Current Assets:
Cash & cash equivalents	$773,517	$972,974
Receivables, net	103,782	100,326
Inventories	343,447	351,201
Prepaid expenses and other current assets	206,654	148,774
Deferred income taxes	67,389	69,845
Total Current Assets	1,494,789	1,643,120

Property, net	363,165	318,860
Deferred compensation plan assets	27,597	26,821
Deferred financing cost, net	25,677	4,896
Other assets	108,358	63,713
Marketing related intangibles and other intangible assets, net	310,608	310,801
Goodwill	105,490	105,490
Total Assets	$2,435,684	$2,473,701

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$97,065	$82,665
Royalty overrides	253,261	266,952
Accrued compensation	89,358	111,905
Accrued expenses	287,516	267,501
Current portion of long-term debt	93,751	81,250
Advance sales deposits	88,071	68,079
Income taxes payable	33,344	43,826
Total Current Liabilities	942,366	922,178

Non-current liabilities
Long-term debt, net of current portion	1,744,236	850,019
Deferred compensation plan liability	41,795	37,226
Deferred income taxes	59,952	66,026
Other non-current liabilities	51,403	46,806
Total Liabilities	2,839,752	1,922,255

Contingencies

Shareholders' (deficit) equity:
Common shares	92	101
Paid-in capital in excess of par value	398,436	323,860
Accumulated other comprehensive loss	(22,657)	(19,794)
(Accumulated deficit) retained earnings	(779,939)	247,279
Total Shareholders' (Deficit) Equity	(404,068)	551,446

Total Liabilities and Shareholders' (Deficit) Equity	$2,435,684	$2,473,701

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	6/30/2014	6/30/2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$194,160	$262,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,776	42,310
Excess tax benefits from share-based payment arrangements	(6,693)	(15)
Share-based compensation expenses	23,398	15,253
Non-cash interest expense	19,021	1,295
Deferred income taxes	(7,838)	(7,939)
Inventory write-downs	12,373	10,448
Unrealized foreign exchange transaction loss (gain)	2,532	(44)
Foreign exchange loss relating to Venezuela	86,108	15,116
Other	3,717	(674)
Changes in operating assets and liabilities:
Receivables	(1,163)	(312)
Inventories	(2,409)	(14,094)
Prepaid expenses and other current assets	(50,669)	(13,150)
Other assets	(4,642)	(534)
Accounts payable	13,038	4,586
Royalty overrides	(12,113)	(2,051)
Accrued expenses and accrued compensation	16,661	43,761
Advance sales deposits	20,915	4,481
Income taxes	(8,158)	(12,546)
Deferred compensation plan liability	4,569	3,527
NET CASH PROVIDED BY OPERATING ACTIVITIES	347,583	351,453
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(105,482)	(56,048)
Proceeds from sale of property, plant and equipment	11	33
Investments in Venezuelan bonds	(7,588)	-
NET CASH USED IN INVESTING ACTIVITIES	(113,059)	(56,015)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(30,400)	(61,823)
Dividends received	3,416	-
Payments for Capped Call Transactions	(123,825)	-
Borrowings from senior secured credit facility and other debt	-	513,227
Proceeds from senior convertible notes	1,150,000	-
Principal payments on senior secured credit facility and other debt	(37,500)	(38,250)
Issuance costs relating to long-term debt and senior convertible notes	(28,927)	-
Share repurchases	(1,277,929)	(165,726)
Excess tax benefits from share-based payment arrangements	6,693	15
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	2,039	971
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(336,433)	248,414
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(97,548)	(27,683)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(199,457)	516,169
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	972,974	333,534
CASH AND CASH EQUIVALENTS, END OF PERIOD	773,517	849,703
CASH PAID DURING THE PERIOD
Interest paid	$14,417	$12,004
Income taxes paid	$109,337	$117,120
NON CASH ACTIVITIES
Accrued capital expenditures	$13,090	$8,040

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and unreviewed), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2014	6/30/2013	6/30/2014	6/30/2013
	(in thousands)

Net income, as reported	$119,532	$143,162	$194,160	$262,035
Remeasurement loss relating to Venezuela (1)(2)	2,558	(2,217)	69,160	8,307
Expenses incurred responding to attacks on the Company's business model (1)(3)	5,609	7,125	8,916	15,104
Expenses incurred for the re-audit of 2010 to 2012 financial statements (1)(4)	-	2,661	-	2,661
Expenses related to the FTC inquiry (1)(5)	3,095	-	3,765	-
Expenses incurred for the recovery of costs associated with the re-audit (1)	411	-	411	-
Non-cash interest expense and amortization of non-cash issuance costs (6)	10,166	-	16,009	-
Net income, as adjusted	$141,371	$150,731	$292,421	$288,107

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2014	6/30/2013	6/30/2014	6/30/2013

Diluted earnings per share, as reported	$1.31	$1.34	$2.02	$2.44
Remeasurement loss relating to Venezuela (1)(2)	0.03	(0.02)	0.72	0.08
Expenses incurred responding to attacks on the Company's business model (1)(3)	0.06	0.07	0.09	0.14
Expenses incurred for the re-audit of 2010 to 2012 financial statements (1)(4)	-	0.02	-	0.02
Expenses related to the FTC inquiry (1)(5)	0.03	-	0.04	-
Expenses incurred for the recovery of costs associated with the re-audit (1)	-	-	-	-
Non-cash interest expense and amortization of non-cash issuance costs (6)	0.11	-	0.17	-
Diluted earnings per share, as adjusted (7)	$1.55	$1.41	$3.05	$2.68

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The Company plans to update the income tax impact of these items in subsequent interim reporting periods.
(2) Net of ($2,349) and $2,217 tax benefit for the three months ended June 30, 2014 and 2013, respectively; and net of $20,318 and $6,808 tax benefit for the six months ended June 30, 2014 and 2013, respectively.
(3) Net of $2,371 and $953 tax benefit for the three months ended June 30, 2014 and 2013, respectively; and net of $3,366 and $2,468 tax benefit for the six months ended June 30, 2014 and 2013, respectively.
(4) Net of $796 tax benefit for the three and six months ended June 30, 2013.
(5) Net of $2,038 and $2,278 tax benefit for the three and six months ended June 30, 2014.
(6) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract
(7) Amounts may not total due to rounding.

The following is a reconciliation of total long-term debt to net debt:

	6/30/2014	12/31/2013

Total long-term debt (current and long-term portion)	$1,837,987	$931,269
Less: Cash and cash equivalents	773,517	972,974
Net debt	$1,064,470	$(41,705)

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
SVP, Investor Relations
213.745.0474